UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)	On November 10, 2009, Altera Corporation (the “Company”) announced the election of T. Michael Nevens to serve as a new member of the Company’s board of directors and audit committee, effective November 10, 2009. Mr. Nevens spent 22 years at McKinsey & Company in various management positions, including managing partner of the Global Technology Practice. Mr. Nevens will participate in the non-employee director compensation arrangements described in the Company’s 2009 proxy statement. He will receive an annual cash retainer of $50,000 for his service on the board of directors and an annual cash retainer of $12,000 for his service on the audit committee. As a new non-employee director, Mr. Nevens will receive a stock option grant of 40,000 shares upon first becoming a director. A copy of the press release announcing Mr. Nevens’ election is included herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1        Press Release dated November 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ KATHERINE E. SCHUELKE
Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: November 12, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 10, 2009